EXHIBIT (t)(2)

PROSPECTUS SUPPLEMENT[1]	Filed Pursuant to Rule 424(b)([_])
To Prospectus dated [ ]__	Registration Statement No. 333-[ ]

Neuberger Berman Real Estate Securities Income Fund Inc.

            Shares of Common Stock

Neuberger Berman Real Estate Securities Income Fund Inc. (the “Fund”) is offering for sale [  ] shares of its common stock. The Fund’s shares of common stock, par value $0.0001 per share (each a “share of Common Stock” and collectively, the “Common Stock”) are traded on the NYSE American under the symbol “NRO.” On [  ], 202[ ], the last reported net asset value (“NAV”) per share of Common Stock was $[  ] and the last reported sale price per share of Common Stock on the NYSE American was $[  ], representing a [premium/discount] to NAV per share of [  ]%.

The Fund is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s primary investment objective is high current income. Capital appreciation is a secondary investment objective for the Fund. Neuberger Berman Investment Advisers LLC (“NBIA” or the “Adviser”) serves as the Fund’s investment adviser.

To pursue its investment objectives, under normal market conditions, the Fund invests at least 90% of its total assets in income-producing common equity securities, preferred securities, convertible securities and non-convertible debt securities issued by real estate companies, including real estate investment trusts (“REITs”).  Under normal market conditions, the Fund invests at least 75% of its total assets in income-producing equity securities issued by REITs. The Fund may invest up to 15% of its total assets in any combination of mortgage REITs and hybrid REITs. Under normal market conditions, the Fund may invest up to 20% of its total assets in debt securities. The Fund will not invest more than 10% of its total assets in the securities of any one issuer. At least 90% of the Fund’s total assets will be invested in U.S. dollar-denominated securities of issuers located in the United States. The Fund may invest up to 10% of its total assets in securities of non-U.S. issuers located in industrialized countries. The Fund currently utilizes leverage through a secured credit facility.

Investing in the Fund’s Common Stock involves certain risks. You should review the information set forth under “Risk Factors” in the accompanying Prospectus before investing in the Fund’s shares of Common Stock.

1 In addition to the sections outlined in this form of prospectus supplement, each prospectus supplement actually used in connection with an offering conducted pursuant to the registration statement to which this form of prospectus supplement is attached will be updated to include such other information as may then be required to be disclosed therein pursuant to applicable law or regulation as in effect as of the date of each such prospectus supplement, including, without limitation, information particular to the terms of each security offered thereby and any related risk factors or tax considerations pertaining thereto. This form of prospectus supplement is intended only to provide a rough approximation of the nature and type of disclosure that may appear in any actual prospectus supplement used for the purposes of offering securities pursuant to the registration statement to which this form of prospectus supplement is attached, and is not intended to and does not contain all of the information that would appear in any such actual prospectus supplement, and should not be used or relied upon in connection with any offer or sale of securities.

An investment in the Fund is not appropriate for all investors. There is no assurance that the Fund’s investment objectives will be achieved. You should read this Prospectus Supplement and the accompanying Prospectus before deciding whether to invest in the Fund’s Common Stock and retain it for future reference. The Prospectus Supplement and the accompanying Prospectus contain important information about the Fund. Material that has been incorporated by reference and other information about the Fund can be obtained by calling [(877) 461-1899] or from the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov).

Investing in the Fund’s Securities involves risks, including the risk of leverage and the risk that that you may receive little or no return on your investment or that you may lose part or all of your investment. Before buying any Securities, you should read the discussion of the principal risks of investing in the Fund. The principal risks of investing in the Fund are summarized in “Prospectus Summary — Risk Factors” beginning on page [ ] of this Prospectus and further described in “Risk Factors” beginning on page [  ] of this Prospectus and leverage is further described in “Use of Leverage and Related Risks” beginning on page [  ] of this Prospectus.

Shares of closed-end management investment companies frequently trade at a discount to their net asset value. The Fund’s Common Stock has traded at a discount to net asset value, including during recent periods. If the Fund’s Common Stock trades at a discount to its net asset value, the risk of loss may increase for purchasers in a public offering.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the Fund	$	$

(1)	The aggregate expenses of the offering are estimated to be $__________, which represents approximately $__________ per share.

[The underwriters may also purchase up to an additional __________ shares of common stock from the Fund at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any, within 45 days after the date of this Prospectus Supplement. If the over-allotment option is exercised in full, the total proceeds, before expenses, to the Fund would be $__________ and the total underwriting discounts and commissions would be $__________. The common stock will be ready for delivery on or about __________, __________.]

You should not construe the contents of this Prospectus Supplement and the accompanying Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

The Fund’s Common Stock do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

The date of this Prospectus Supplement is [ ], 202[ ]__

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. The Fund’s business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS
Prospectus Supplement
PROSPECTUS SUPPLEMENT SUMMARY	[ ]
TABLE OF FEES AND EXPENSES	[ ]
USE OF PROCEEDS	[ ]
CAPITALIZATION	[ ]
PRICE RANGE OF SHARES OF COMMON STOCK	[ ]
PLAN OF DISTRIBUTION	[ ]
LEGAL MATTERS	[ ]
Prospectus
PROSPECTUS SUMMARY	[ ]
SUMMARY OF FUND EXPENSES	[ ]
FINANCIAL HIGHLIGHTS	[ ]
THE FUND	[ ]
THE OFFERING	[ ]
USE OF PROCEEDS	[ ]
INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGY	[ ]
PORTFOLIO COMPOSITION	[ ]
USE OF LEVERAGE AND RELATED RISKS	[ ]
RISK FACTORS	[ ]
MANAGEMENT OF THE FUND	[ ]
PORTFOLIO TRANSACTIONS	[ ]
NET ASSET VALUE OF COMMON STOCK	[ ]
DISTRIBUTIONS	[ ]
CLOSED-END FUND STRUCTURE	[ ]
DISTRIBUTION REINVESTMENT PLAN	[ ]
DESCRIPTION OF CAPITAL STRUCTURE	[ ]
REPURCHASE OF COMMON STOCK; TENDER OFFERS; CONVERSION TO OPEN-END FUND	[ ]
TAX MATTERS	[ ]

ANTI-TAKEOVER PROVISIONS IN THE ARTICLES OF INCORPORATION	[ ]
CUSTODIAN, DIVIDEND PAYING AGENT, TRANSFER AGENT AND REGISTRAR	[ ]
PLAN OF DISTRIBUTION	[ ]
LEGAL OPINIONS	[ ]
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	[ ]
ADDITIONAL INFORMATION	[ ]
TABLE OF CONTENTS FOR THE STATEMENT OF ADDITIONAL INFORMATION	[ ]
Cautionary notice regarding forward-looking statements
This Prospectus Supplement, the accompanying Prospectus and statement of additional information contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Common Stock will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC. Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus. The Fund urges you to review carefully that section for a more detailed discussion of the risks of an investment in the Fund’s securities.
Although the Fund believes that the expectations expressed in the Fund’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the Statement of Additional Information.
The Fund
The Fund is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s primary investment objective is high current income. Capital appreciation is a secondary investment objective for the Fund.

To pursue its investment objectives, under normal market conditions, the Fund invests at least 90% of its total assets in income-producing common equity securities, preferred securities, convertible securities and non-convertible debt securities issued by real estate companies, including real estate investment trusts (“REITs”).  Under normal market conditions, the Fund invests at least 75% of its total assets in income-producing equity securities issued by REITs. The Fund may invest up to 15% of its total assets in any combination of mortgage REITs and hybrid REITs. Under normal market conditions, the Fund may invest up to 20% of its total assets in debt securities. The Fund will not invest more than 10% of its total assets in the securities of any one issuer. At least 90% of the Fund’s total assets will be invested in U.S. dollar-denominated securities of issuers located in the United States. The Fund may invest up to 10% of its total assets in securities of non-U.S. issuers located in industrialized countries. The Fund currently utilizes leverage through a secured credit facility.
There can be no assurance that the Fund’s investment objectives will be achieved or that the Fund’s investment program will be successful. The Fund’s Common Stock are listed for trading on the NYSE American under the symbol “NRO.”
Investment Adviser
Neuberger Berman Investment Advisers LLC (previously defined as “NBIA” or the “Adviser”) is the Fund’s investment adviser. The Fund pays NBIA an investment management fee computed at an annual rate of 0.60% of the Fund’s average daily Managed Assets. Managed Assets equal the total assets of the Fund, less liabilities other than the aggregate indebtedness entered into for purposes of leverage.
The Offering
[The provisions of the 1940 Act generally require that the public offering price of common stock (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock (calculated within 48 hours of pricing).
Sales of the Fund’s Common Stock, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange.]
Use of Proceeds
NBIA anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objectives and policies as appropriate investment opportunities are identified, which is expected to be substantially completed in approximately [three] months; however, the identification of appropriate investment opportunities pursuant to the Fund’s investment style or changes in market conditions may cause the investment period to extend as long as [six] months. This could occur because market conditions could result in NBIA delaying the investment of proceeds if it believes the risk of making additional investments is not favorable. See “Investment Objectives and Principal Investment Strategy” in the Prospectus. Pending such investment, the proceeds will be held in [high quality short term debt securities and instruments].
TABLE OF FEES AND EXPENSES

The purpose of the following table and the example below is to help you understand all fees and expenses that you, as a holder of the Fund’s Common Stock, would bear directly or indirectly. Amounts are for the current fiscal year after giving effect to anticipated net proceeds of the offering, assuming that the Fund incurs the estimated offering expenses.

Shareholder Transaction Expenses
Sales Load (as a percentage of offering price)	[ ]%
Offering Expenses Borne by the Fund (as a percentage of offering price)	[ ]%
Distribution Reinvestment Plan Fees	None(1)
Percentage of Net Assets Attributable to Common Stock
Annual Expenses
Management Fees	%(2)
Interest Expenses	%
Other Expenses	%(3)
Total Annual Fund Operating Expenses	%
(1)
The Plan Agent’s fees for the handling of the reinvestment of distributions will be paid by the Fund. However, you will pay brokerage charges if you direct the Plan Agent to sell your Common Stock held in a distribution reinvestment account. See “Distribution Reinvestment Plan.”

(2)
The Adviser receives a management fee payable on a monthly basis at an annual rate of 0.60% of the Fund’s average daily Managed Assets for investment advisory services. In addition, the Adviser receives a fee payable on a monthly basis at an annual rate of 0.25% of the Fund’s average daily Managed Assets for administrative services.

(3) “Other Expenses” are based on estimated amounts for the current year assuming completion of the proposed issuances.

Example

The following example illustrates the expenses (including the sales load of $[ ] and offering costs of $[ ]) that you would pay on a $1,000 investment in Common Stock, assuming (1) total annual expenses of [  ]% of net assets attributable to the Common Stock and (2) a 5% annual return.*

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred
*
The example assumes that the amounts set forth in the Annual Expenses table are accurate and that all distributions are reinvested at net asset value. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.  The example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed.

USE OF PROCEEDS

The Fund estimates the total net proceeds of the offering to be $__________ based on the public offering price of $__________ per share of Common Stock and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Fund.

The Fund will invest the net proceeds of the offering in accordance with the Fund’s investment objectives and policies, and may use a portion of such proceeds, depending on market conditions, for other general corporate purposes. The Adviser anticipates that the investment of the proceeds will be made in accordance with the Fund’s investment objectives and policies as appropriate investment opportunities are identified, which is expected to substantially be completed within [three months]; however, changes in market conditions could result in the Fund’s anticipated investment period extending to as long as [six months]. This could occur because market conditions could result in NBIA delaying the investment of proceeds if it believes the risk of making additional investments is not favorable. See “Investment Objective and Principal Investment Strategy” in the Prospectus. Pending such investment, the proceeds of the offering will be held in [high quality short-term debt securities and instruments].

CAPITALIZATION

For a description of the capitalization, see “Description of Capital Structure” in the Prospectus.

PRICE RANGE OF SHARES OF COMMON STOCK

The Fund’s Common Stock is publicly held and is listed and traded on the NYSE American. The following table sets forth for the fiscal quarters indicated the highest and lowest daily prices during the applicable quarter at the close of market on the NYSE American per share of Common Stock along with (i) the highest and lowest closing NAV per share and (ii) the highest and lowest premium or discount from NAV per share represented by such prices at the close of the market on the NYSE American.

	NYSE American Market Price(1)				NAV per share at NYSE American Market Price(1)				Market Premium/(Discount) to NAV per share on Date of NYSE American Market Price(1)
Quarter Ended (2)	High		Low		High		Low		High		Low

[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]	[ ]	%	[ ]	%
[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]	[ ]	%	[ ]	%
[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]	[ ]	%	[ ]	%
[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]	[ ]	%	[ ]	%
[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]	[ ]	%	[ ]	%
____________________
(1)         Source: [  ]
(2)         Data presented are with respect to a short period of time and are not indicative of future performance.

On [  ], the Fund’s NAV was $[  ] and the last reported sale price of a share of Common Stock on the NYSE American was $[  ], representing a [premium/discount] to NAV of [  ]%.

The shares of Common Stock have traded both at a premium and at a discount to the Fund’s NAV per Common Stock. [Although the Common Stock recently has traded at a premium to NAV, there can be no assurance that this will continue after the offering nor that the Common Stock will not trade at a discount in the future.] Shares of closed-end investment companies frequently trade at a discount to NAV. The Fund’s NAV will be reduced immediately following an offering of the Common Stock due to the costs of such offering, which will be borne entirely by the Fund. The sale of Common Stock by the Fund (or the perception that such sales may occur) may have an adverse effect on prices of shares of Common Stock in the secondary market. An increase in the number of shares of Common Stock available may result in downward pressure on the market price for shares of Common Stock.  See “Risk Factors—Market Premium/Discount Risk” in the Prospectus.

PLAN OF DISTRIBUTION
[To be provided.]

LEGAL MATTERS

Certain legal matters will be passed on by K&L Gates LLP, counsel to the Fund in connection with the offering of the Common Stock.

Neuberger Berman Real Estate Securities Income Fund Inc.

        Common Stock

PROSPECTUS SUPPLEMENT

__________, 20__